EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to common stock, par value $0.001 per share, of MarineMax Inc., organized under the laws of the State of Delaware.

It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness and accuracy of information concerning the other parties making the filing unless such party knows or has reason to believe that such information is inaccurate. It is understood and agreed that a copy of this agreement shall be attached as an exhibit to the statement on Schedule 13G, and any amendments thereto, filed on behalf of the parties hereto.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

[The Remainder of this Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 18th day of September, 2026.

EMMA OMEGA LTD

By:	/s/ Demetrios Aletraris
Name: Demetrios Aletraris
Title: Director

By:	/s/ Andri Pangalou
Name: Andri Pangalou
Title: Director

[Signature Page to Joint Filing Agreement]

JUVO HOLDING LTD

By:	/s/ Michalis Mitas
Name: Michalis Mitas
Title: Director

By:	/s/ Elena Pavlou
Name: Elena Pavlou
Title: Director

[Signature Page to Joint Filing Agreement]

Jiří Šmejc

By:	/s/ Jiří Šmejc
Name: Jiří Šmejc

[Signature Page to Joint Filing Agreement]

MATSUBA LIMITED

By:	/s/ Demetrios Aletraris
Name: Demetrios Aletraris
Title: Director

By:	/s/ Andri Pangalou
Name: Andri Pangalou
Title: Director

[Signature Page to Joint Filing Agreement]